================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Baldwin Piano & Organ Company
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[Baldwin Piano & Organ Company LOGO]
     BALDWIN PIANO & ORGAN COMPANY
     422 Wards Corner Road
     Loveland, Ohio 45140-8390

     KAREN L. HENDRICKS
     Chairman of the Board

                                 April 24, 1998

DEAR FELLOW SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company to be held at 11:00 a.m. on Monday, May 18, 1998 at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room. On the following pages, you will find the formal Notice of Annual Meeting and Proxy Statement. Your Board of Directors and management look forward to greeting those shareholders able to attend.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL YOUR ENCLOSED PROXY CARD PROMPTLY.

     On behalf of your Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            /s/ KAREN L. HENDRICKS
                                            ----------------------
                                            KAREN L. HENDRICKS
                                            Chairman of the Board

                      [Baldwin Piano & Organ Company Logo]

                         BALDWIN PIANO & ORGAN COMPANY

                 ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              MONDAY, MAY 18, 1998
                 ---------------------------------------------

To the Shareholders of
Baldwin Piano & Organ Company:

     The Annual Meeting of Shareholders of Baldwin Piano & Organ Company, a Delaware corporation, will be held at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room, on Monday, May 18, 1998, at 11:00 a.m., Cincinnati time, for the following purposes:

          (1) To elect six directors for a one-year term ending in 1999;

          (2) To approve the 1998 Omnibus Stock Plan, including the issuance of up to 200,000 shares of Baldwin Piano & Organ Company Common Stock thereunder; and

          (3) To act upon any other matter that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, March 30, 1998, as the date for determining Shareholders of record entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement and 1997 Annual Report to Shareholders.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

     PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE ONLY TO SHAREHOLDERS OF THE COMPANY AND THE HOLDERS OF SHAREHOLDER PROXIES. ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT APPROXIMATELY 10 A.M., AND SEATING WILL BE AVAILABLE AT APPROXIMATELY 10:30 A.M. CAMERAS AND RECORDING DEVICES WILL NOT BE PERMITTED AT THE MEETING. "STREET NAME" SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE IN ORDER TO BE ADMITTED TO THE MEETING.

                                            For the Board of Directors

                                            /s/ KAREN L. HENDRICKS
                                            ----------------------
                                            KAREN L. HENDRICKS
                                            Chairman of the Board

April 24, 1998

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                         BALDWIN PIANO & ORGAN COMPANY
                             422 WARDS CORNER ROAD
                           LOVELAND, OHIO 45140-8390
                 ---------------------------------------------

                                PROXY STATEMENT
                 ---------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                              MONDAY, MAY 18, 1998
                 ---------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Baldwin Piano & Organ Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at 11:00 a.m., Cincinnati time, Monday, May 18, 1998, at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room. The proxy is revocable at any time prior to its exercise by written notice or in person at the Annual Meeting.

     Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board of Directors and for the proposals described herein. Any proxy given by a Shareholder may be revoked at any time prior to its use by execution of a later-dated proxy, by a personal vote at the Annual Meeting, or by written notice to the Company's Secretary.

     This proxy material is being sent to Shareholders on or about April 24, 1998, together with the Company's 1997 Annual Report, which includes certified financial statements for the fiscal year ended December 31, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Shareholders of record at the close of business on Monday, March 30, 1998 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote 3,445,710 shares of Common Stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the Company's directors and executive officers, see "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of a single class. Each year the directors are elected to serve for a term of one year. The Board of Directors currently consists of six members. The Shareholders will vote at the Annual Meeting for the election of all six directors who will constitute the Company's Board of Directors for the one-year term expiring at the Annual Meeting of Shareholders in 1999.

     The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The six nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. The following material contains information concerning the nominees for election as directors.

NOMINEES FOR DIRECTORS

     KAREN L. HENDRICKS, age 50, is the Company's Chairman of the Board, Chief Executive Officer and President. Prior to joining the Company in 1994, Ms. Hendricks served as the Executive Vice President and General Manager, Skin Care Division of the Dial Corporation since 1992, where she had full responsibility for Dial's United States bar and liquid soap business and their industrial products. Ms. Hendricks previously was employed for over twenty years by The Procter & Gamble Company in various executive positions in product development and was promoted to General Manager of its Vidal Sassoon Hair Care Company in 1987. In her last two years at Procter & Gamble, she was Manager of Worldwide Strategic Planning for their hair care business. She also currently serves as a director of A.C. Nielsen Corporation and Columbia Energy Group.

     GEORGE E. CASTRUCCI, age 60, has served as a director of the Company since May 1987, and served as Chairman of the Board from August 1993 until December 1994. Prior to his retirement in March 1992, he served as Chairman and Chief Executive Officer of Great American Broadcasting Company, a Cincinnati-based broadcast company, and as President and Chief Operating Officer of its parent company, Great American Communications Company. Mr. Castrucci also currently serves as a director of BMF Savings Bank, LanVision Systems, Inc., The Ohio National Fund, Inc., and ONE Fund, Inc.

     WILLIAM B. CONNELL, age 57, has served as a director of the Company since July 1995. In January 1997, Mr. Connell was named Lead Director by the Board of Directors. Since 1994, he has also served as the Chairman of EDB Holdings, Inc., a privately-held company engaged in the international retail sale of optical eyewear, and has been a director since 1988. From 1990 to 1994, Mr. Connell served as President and Vice Chairman of Whittle Communications, a limited partnership which specialized in multi-media services.

     JOHN H. GUTFREUND, age 68, is President of Gutfreund & Company, Inc., a New York based financial consulting firm which specializes in advising select corporations and financial institutions in the United States, Europe and Asia. Mr. Gutfreund was the former Chairman and Chief Executive Officer of Salomon Brothers from 1981 to 1991. He also currently serves as a director of AquaPenn Spring Water Company, Inc., Foamex International Inc., LCA-Vision, Inc. and Universal Bond Fund.

     JOSEPH H. HEAD, JR., age 65, has been a director of the Company since May 1987 and was previously a director from November 1983 until June 1986. He also served as Secretary of the Company from its formation until May 1989. Mr. Head is Chairman, former Chief Executive Officer and a director of Atkins & Pearce, Inc., a manufacturer of industrial textiles, since 1990. He also currently serves as a director of Fifth Third Bancorp, since 1987.

     ROGER L. HOWE, age 63, has been a director of the Company since August 1993. Mr. Howe was formerly the Chairman of the Board of U.S. Precision Lens, Inc., a manufacturer of optical components used in industrial and consumer products. Mr. Howe retired from U.S. Precision Lens, Inc. on September 1, 1997, where he had been employed in various executive positions since 1970. He also currently serves as a director of Cincinnati Bell Inc., Cintas Corporation, and Star Banc Corporation.

     There are no family relationships among any of the above-named nominees for director nor among any of the nominees and any executive officers of the Company.

BYLAW PROVISIONS

     Article II, Section 11 of the Company's Bylaws provide that:

     (A) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in Article II, Section 11 of the Bylaws, who is entitled to vote at the meeting and who complies in all respects with the notice procedures set forth in
Article II, Section 11 of the Bylaws.

     (B) For nominations or other business to be properly brought before an annual meeting pursuant to clause (iii) of paragraph (A) of Article II, Section 11 of the Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company in the form set forth below, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the date set by the Board for the Company's annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper form, such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (each, a "Stockholder Nominee") all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder; (ii) as to each Stockholder Nominee, such person's
(x) written consent (with notarized signature) to be named in the proxy statement as a nominee and to serving as a director, if elected, (y) written undertaking (with notarized signature) to attend in person at least 75 percent of the meetings, regular or otherwise, of the Board, if elected and (z) written representation (with notarized signature) that such Stockholder Nominee (1) does not hold any position with, or beneficial interest in, any entity which engages in competition with the Company or whose interests are antagonistic to the interests of the Company, (2) has no fiduciary or other interest contrary to the interests of the Company, and (3) has never been charged or convicted or been the subject of a consent decree under securities, commodities, antitrust, consumer protection or similar laws in any jurisdiction; (iii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iv) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Company's books and of such beneficial owner and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     (C) Notwithstanding anything in the second sentence of paragraph (B) of
Article II, Section 11 of the Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the date set by the Board for the Company's annual meeting, a stockholder's notice required by Article II, Section 11 of the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is made by the Company.

BOARD MEETINGS -- COMMITTEES OF THE BOARD

     The Board of Directors of the Company met thirteen times during the year ended December 31, 1997. In 1997, all directors attended at least 90% of the meetings of the Board of Directors and all committees on which the director served during his or her term.

     The Board of Directors has an Executive Compensation Committee and an Audit Committee. The Executive Compensation Committee reviews the salaries and compensation levels of the Company's executive management and the Audit Committee reviews the Company's accounting practices and controls. In 1997, the Executive Compensation Committee consisted of Messrs. Head and Howe and the Audit Committee was comprised of Mr. Castrucci and Mr. Connell. The Executive Compensation Committee met one time in 1997 and the Audit Committee met three times.

     In January 1997, the Board of Directors created the position of Lead Director and appointed Mr. Connell to that position. The Lead Director is a non-management director whose additional duties include facilitating communication between Company management and the Board of Directors and among the directors, coordinating a performance assessment of the Chief Executive Officer, facilitating the process of Board of Directors meetings and conducting a formal evaluation of the Board of Directors by the Board of Directors.

EXECUTIVE OFFICERS

     In addition to Karen L. Hendricks, who is listed above, the following individuals are executive officers of the Company:

     PERRY H. SCHWARTZ, age 59, joined the Company as Executive Vice President and Chief Financial Officer in November 1996. Prior to joining the Company, Mr. Schwartz served as Vice President and Chief Financial Officer of Richwood Pharmaceuticals, Inc., and from January 1994 to May 1996, he served as Senior Vice President and Chief Financial Officer of Brockway Standard Holdings Corporation. From October 1984 to January 1994, Mr. Schwartz was Senior Vice President and Chief Financial Officer of Heekin Can, Inc.

     STEPHEN P. BROCK, age 43, is the Company's Executive Vice President and General Manager, Music Division since July 1997. Mr. Brock joined the Company as Senior Vice President, Sales and Marketing in July 1995. Prior to joining the Company, Mr. Brock most recently served as Marketing Director, Worldwide Strategic Planning -- Laundry Products for The Procter & Gamble Company since 1993. From 1984 to 1993, he served in various Brand Manager and Assistant Brand Manager positions for The Procter & Gamble Company. From 1979 to 1984, he was employed by the Cincinnati Opera Association in a variety of roles, including Administrative Manager.

     GEORGE C. HUEBNER, age 55, is the Company's Senior Vice President and General Manager, Keyboard Acceptance Corporation since 1996. Mr. Huebner joined the Company in 1960 as Assistant Credit Manager. In 1979, he was promoted to Director of International Operations; and from 1987 to December 1989, he was Administrative Services Manager. In January 1990, he became National Credit Manager of the Consumer Finance Subsidiary; in May 1991, was promoted to Divisional Vice President, Keyboard Acceptance Corporation; in 1993, he was promoted to Vice President, Keyboard Acceptance Corporation.

     RANDOLPH R. MARKS, age 47, joined the Company as Executive Vice President, Piano Operations in January 1998. Prior to joining the Company, Mr. Marks was the Managing Director of InterAmerican Holdings Company, a diversified operational and management consulting firm based in San Diego since 1987. During his tenure with InterAmerican Holdings Co., Mr. Marks oversaw the development of more than 25 manufacturing operations in both North and South America. Mr. Marks served in a consulting role to Baldwin since April 1996 and, as such, has played a major role in the re-engineering of Baldwin's manufacturing operations since November 1996.

     RONALD P. GEGUZYS, age 58, joined the Company in January 1998 as Executive Vice President and General Manager, Contract Electronics Division. Prior to joining the Company, Mr. Geguzys served as President of the Power Supply Systems Group of Advanced Lighting, a manufacturer of high-intensity discharge lighting systems since 1997. From 1995 to 1997, Mr. Geguzys served as President of NMA America, an industrial automation business serving the electronics, computer and telecommunications industries. From 1994 to 1995, Mr. Geguzys was an independent management consultant to several large manufacturing companies. From 1991 to 1993, he was Vice President and General Manager of Robertshaw Tennessee and, from 1987 to 1993, was President and Chief Operating Officer of Valmont Electric, a multi-location electromagnetic and electric product business. From 1963 to 1987, Mr. Geguzys was employed by General Electric in various managerial positions, most recently as General Manager of its Ballast Division.

     RONALD W. KRUSE, age 56, joined the Company in June 1996 as Vice President Operations, Keyboard Acceptance Corporation. In February 1997, Mr. Kruse was named Vice President and General Manager, Signature Leasing Company; and in September 1997, he was appointed Secretary of the Company. Prior to joining the Company, Mr. Kruse had been a Senior Vice President of First National Bank of Ohio from 1992 to 1996, a Senior Vice President of Ameritrust Bank from 1982 to 1992 and Vice President of Winters Bank from 1978 to 1982.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of March 30, 1998.

                                                                   AMOUNT AND
                                                                   NATURE OF
                    NAME AND ADDRESS OF                            BENEFICIAL        PERCENT OF
                    BENEFICIAL OWNER(1)                            OWNERSHIP           CLASS
                    -------------------                            ----------        ----------
Heartland Advisors, Inc....................................         822,800(2)          23.9%
David L. Babson & Company, Inc.............................         341,900(3)           9.9%
R. S. Harrison.............................................         338,967(4)           9.9%
State of Wisconsin Investment Board........................         300,000(5)           8.7%
Bolero Investment Group, L.P...............................         279,460(6)           8.2%
SoGen International Fund, Inc..............................         212,000(7)           6.2%
Dimensional Fund Advisors Inc..............................         191,100(8)           5.6%
Franklin Resources, Inc....................................         177,000(9)           5.1%

---------------

(1) Based upon the Schedule 13D's and Schedule 13G's provided to the Company by the named shareholders: the address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee Wisconsin 53202; the address of David L. Babson & Company, Inc. is One Memorial Drive, Cambridge, Massachusetts 02142; the address of R. S. Harrison is 4040 Mt. Carmel Road, Cincinnati, Ohio 45244; the address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707; the address of Bolero Investment Group, L.P. is 1101 E. Balboa Boulevard, Newport Beach, California 92661; the address of SoGen International Fund, Inc. is 1221 Avenue of the Americas, New York, New York 10020; the address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California; and the address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404.

(2) Pursuant to Amendment No. 6 to Schedule 13G dated January 23, 1998, Heartland Advisors, Inc., last informed the Company that it is a registered investment adviser that may be deemed the beneficial owner of 822,800 shares of Common Stock. Heartland Advisors, Inc. has sole dispositive power over all 822,800 shares and sole voting power of 776,300 shares.

(3) Pursuant to Amendment No. 7 to Schedule 13G dated January 12, 1998, David L. Babson & Company, Inc. last informed the Company that it is a registered investment adviser that may be deemed the beneficial owner of 341,900 shares of Common Stock. David L. Babson & Company, Inc. has sole dispositive power over all 341,900 shares and sole voting power over 341,900 shares.

(4) Pursuant to Amendment No. 10 to Schedule 13G dated February 12, 1998, Mr. Harrison last informed the Company that he directly owns 237,955 shares (including a trust for his benefit). Mr. Harrison is also deemed to be a beneficial owner of 101,012 shares of Common Stock held under four trusts for the benefit of his four adult children.

(5) Pursuant to Amendment No. 4 to Schedule 13G dated January 20, 1998, State of Wisconsin Investment Board last informed the Company that it is a government agency which manages public pension funds and that it may be deemed the beneficial owner of 300,000 shares of Common Stock. State of Wisconsin Investment Board has sole dispositive power and sole voting power over all 300,000 shares.

(6) Pursuant to Amendment No. 7 to Schedule 13D filed by Bolero Investment Group, L.P. ("Bolero"), Kenneth W. Pavia, Sr. ("Pavia"), FHI, Inc. ("FHI"), Florence Partners Inc. ("Florence") and Charles Powers ("Powers") (collectively, "Bolero Investment Group, et. al.") on February 10, 1997, Bolero, a limited partnership whose principal business is investing in marketable securities, directly owns 217,460 shares of Common Stock. FHI, whose principal business is private investment banking, directly owns 52,000 shares of Common Stock, and Florence, a corporation whose principal business is investing in marketable securities, directly owns 10,000 shares of Common Stock. Pursuant to such Schedule 13D, Bolero is the beneficial owner of 217,460 shares of Common Stock, FHI is the beneficial owner of 52,000 shares of Common Stock and Florence is the beneficial owner of 10,000 shares of Common Stock. As a result, Pavia, whose principal business is to make and hold investments, and who is the sole general partner of Bolero and the founder, a director, and the sole executive officer and shareholder of FHI, is the beneficial owner of 279,460 shares of Common Stock. Powers, whose principal business is to make and hold investments, and who is the sole director, executive officer and shareholder of Florence, and a limited partner of Bolero, is the beneficial owner of 10,000 shares of Common Stock.

(7) Pursuant to Amendments No. 2 to Schedules 13G each dated January 28, 1998, SoGen International Fund, Inc. last informed the Company that it is a registered investment company and that, with its investment adviser Societe Generale Asset Management Corp., it is the beneficial owner of 212,000 shares of Common Stock. SoGen International and its investment adviser share voting and dispositive power over all 215,000 shares.

(8) Pursuant to Amendment No. 2 to Schedule 13G dated February 5, 1997, Dimensional Fund Advisors Inc. stated that it is a registered investment adviser that may be deemed the beneficial owner of 191,100 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. Dimensional Fund Advisors Inc. has sole dispositive power over all 191,100 shares and sole voting power over 124,600 shares. DFA Investment Dimensions Group Inc. has voting power over an additional 38,200 shares and DFA Investment Trust Company has voting power over the remaining 28,300 shares.

(9) Pursuant to Schedule 13G, dated January 16, 1998, Franklin Resources, Inc. ("Franklin") last informed the Company that it is a holding company through which it is the beneficial owner of 177,000 shares of Common Stock. Franklin's investment subsidiary, Franklin Advisory Services, Inc., is an investment advisor that has sole dispositive power and sole voting power over all 177,000 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each nominee, each named executive and all executive officers and directors as a group as of March 30, 1998.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL        PERCENT OF
                 NAME OF BENEFICIAL OWNER                          OWNERSHIP           CLASS
                 ------------------------                          ----------        ----------
CURRENT DIRECTORS AND NOMINEES
  Karen L. Hendricks.......................................         166,500(1)(2)        4.6%
  Joseph H. Head, Jr.......................................          32,000(2)            .9%
  Roger L. Howe............................................          25,000(2)            .7%
  George E. Castrucci......................................          24,000(2)            .7%
  William B. Connell.......................................           7,000(2)            .2%
  John H. Gutfreund........................................           5,000               .1%
EXECUTIVE OFFICERS
  Stephen P. Brock.........................................          25,000(1)(2)         .7%
  George C. Huebner........................................          24,000(1)(2)         .7%
  Perry H. Schwartz........................................          13,000(1)            .4%
  Ronald W. Kruse..........................................           7,000(1)            .2%
  All executive officers and directors as a group (12
     persons)..............................................         348,500(1)(2)        9.3%

---------------

(1) Includes shares owned beneficially subject to the holder's right to exercise outstanding incentive stock options: 39,000 shares for Ms. Hendricks, 23,000 shares for Mr. Brock, 13,000 shares for Mr. Schwartz, 7,000 shares for Mr. Kruse, 21,000 shares for Mr. Huebner and 10,000 shares in the aggregate for the Company's other executive officers.

(2) Includes shares owned beneficially subject to the holder's right to exercise outstanding non-qualified stock options: 100,000 shares for Ms. Hendricks, 22,000 shares for each of Messrs. Head and Castrucci, 10,000 shares for Mr. Howe, 6,000 shares for Mr. Connell, 2,000 shares for each of Messrs. Brock and Huebner, and 10,000 shares in the aggregate for the Company's other executive officers.

     No agreements, formal or informal, exist among the various officers and directors to vote their shares collectively. Except as otherwise indicated herein, no director is a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company. In addition, except as otherwise indicated herein, no director nor any associate of any director has any arrangements or understandings with any person with respect to any future employment by the Company or with respect to any future transaction to which the Company will or may be a party. See "Executive Compensation-Employment Contracts and Change in Control Agreements."

RIGHTS AGREEMENT

     The preceding tables under "Holders of More than Five Percent Beneficial Ownership" and "Security Ownership of Directors and Executive Officers" do not reflect the effect of the Rights Agreement entered into by the Company in September 1996 (the "Rights Agreement"), pursuant to which the Board of Directors of the Company authorized the issuance of one common share purchase right (a "Right") with respect to each outstanding share of Common Stock. The Rights were issued on September 10, 1996 to the holders of record of Common Stock on that date. Each Right entitled the registered holder to purchase from the Company one share of Common Stock at a price of $60.00, subject to adjustment. After considering the suggestions of several shareholders, the Board of Directors of the Company, in April 1998, authorized the redemption of the Rights at the redemption price of one cent ($0.01) per Right specified in the Rights Agreement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "named executives") during each of the last three fiscal years or such shorter period during which the named executive served as an executive officer of the Company.

                                                            LONG TERM COMPENSATION
                                                                    AWARDS
                                                           ------------------------
                                   ANNUAL COMPENSATION     RESTRICTED    SECURITIES
                                   --------------------      STOCK       UNDERLYING     ALL OTHER
        NAME AND                    SALARY      BONUS        AWARDS       OPTIONS      COMPENSATION
   PRINCIPAL POSITION      YEAR     (1)($)      (2)($)       (3)($)         (#)           (4)($)
   ------------------      ----    --------    --------    ----------    ----------    ------------
Karen L. Hendricks         1997    $350,000    $ 98,000      41,250        29,000        $27,100
  Chairman, Chief          1996     318,000         -0-         -0-        10,000         31,741
  Executive Officer        1995     300,000     123,212         -0-           -0-         14,178
  and President
Stephen P. Brock           1997     190,000      29,568         -0-         3,000         12,572
  Executive Vice           1996     170,500         -0-         -0-        12,000          9,846
  President and General    1995      72,982(5)   33,000         -0-        10,000            367
  Manager, Music Division
Perry H. Schwartz          1997     180,000      30,240         -0-         3,000          7,049
  Executive Vice           1996      25,155(6)      -0-         -0-           -0-            -0-
  President and Chief
  Financial Officer
Ronald W. Kruse            1997     125,433      15,400         -0-         1,000          6,799
  Corporate Secretary,     1996      69,551(7)      -0-         -0-           -0-          7,734
  Vice President and
  General Manager,
  Signature Leasing Co.
George C. Huebner          1997     116,917       8,962         -0-         3,000          7,783
  Senior Vice              1996     110,123         -0-         -0-        12,000          8,663
  President and General    1995     100,000      26,341         -0-         3,000          7,073
  Manager, Keyboard
  Acceptance Corporation

---------------

(1) Includes amounts contributed by the following named executives to the Baldwin Piano & Organ Company Retirement Plan for Salaried Employees and the Baldwin Piano & Organ Company Non-Qualified Deferred Compensation Plan as elective salary reduction contributions.

                                                 1997           1996           1995
                                                -------        -------        ------
Karen L. Hendricks..........................    $20,000        $35,530           -0-
Stephen P. Brock............................     13,072         10,010           -0-
Perry H. Schwartz...........................      5,400            -0-           -0-
Ronald W. Kruse.............................      7,413            -0-           -0-
George C. Huebner...........................      6,910         11,431        $6,598

(2) The bonuses are shown for the years earned, but were paid in the following year.

(3) In 1994, the Company's Board of Directors adopted the Company's 1994 Long Term Incentive Plan pursuant to which awards of restricted stock based upon the Company's stock performance in comparison to the Russell 2000 index could be made. No shares of restricted stock have been earned to date under this Plan. The 12,500 shares of restricted stock granted to Ms. Hendricks in 1997 were issued pursuant to the terms of her employment agreement with the Company.

(4) "All Other Compensation" includes, as shown below, amounts contributed by the Company under the Baldwin Piano & Organ Company Retirement Plan for Salaried Employees; amounts contributed by the Company under the Baldwin Piano & Organ Company Non-Qualified Deferred Compensation Plan; group term life insurance premiums paid by the Company on policies obtained by the Company for all employees; life insurance premiums paid by the Company for $500,000 of executive life insurance on the life of Ms. Hendricks; and insurance premiums paid by the Company for supplemental disability coverage for Ms. Hendricks providing $10,000 in excess disability coverage per month. The net proceeds of the executive life policy is payable to the estate of Ms. Hendricks.

                                                      1997        1996        1995
                                                    --------    --------    --------
Karen L. Hendricks
  Retirement Plan.................................  $ 21,000    $ 26,563    $  9,000
  Executive Insurance.............................     2,400       2,400       2,400
  Disability Insurance............................     1,480         780         780
  Group Life Insurance............................     2,220       1,998       1,998
                                                    --------    --------    --------
                                                    $ 27,100    $ 31,741    $ 14,178
                                                    ========    ========    ========
Stephen P. Brock
  Retirement Plan.................................  $ 11,400    $  8,745    $    -0-
  Group Life Insurance............................     1,172       1,101         367
                                                    --------    --------    --------
                                                    $ 12,572    $  9,846    $    367
                                                    ========    ========    ========
Perry H. Schwartz
  Retirement Plan.................................  $  5,850         -0-         -0-
  Group Life Insurance............................     1,199         -0-         -0-
                                                    --------    --------    --------
                                                    $  7,049    $    -0-    $    -0-
                                                    ========    ========    ========
Ronald W. Kruse
  Retirement Plan.................................  $  5,964    $    -0-    $    -0-
  Group Life Insurance............................       835         348         -0-
                                                    --------    --------    --------
                                                    $  6,799    $    348    $    -0-
                                                    ========    ========    ========
George C. Huebner
  Retirement Plan.................................  $  7,015    $  8,188    $  6,598
  Group Life Insurance............................       768         475         475
                                                    --------    --------    --------
                                                    $  7,783    $  8,663    $  7,073
                                                    ========    ========    ========

(5) The Company hired Mr. Brock effective July 24, 1995.

(6) The Company hired Mr. Schwartz effective November 12, 1996.

(7) The Company hired Mr. Kruse effective June 12, 1996.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into a new Employment Agreement with Karen L. Hendricks in June 1997. Pursuant to the terms of her Employment Agreement, Ms. Hendricks will be employed as the Chief Executive Officer, President and Chairman of the Board of the Company and she will be nominated as a director for each year of her employment. Her Employment Agreement provides that Ms. Hendricks will continue in the Company's employ until December 31, 1998, and thereafter, without a specified term, until terminated by the Company or Ms. Hendricks. Ms. Hendricks will receive an annual base salary of no less than $350,000. She will participate in the Company's management incentive plans at the highest participant level and will receive all other benefits normally accorded to the Company's senior officers. Ms. Hendricks' Employment Agreement further provides that, in addition to the customary insurance provided to Company employees, the Company will purchase a $500,000 term life insurance policy on her life payable to her beneficiaries and supplemental disability coverage providing $10,000 in excess disability coverage per month. As an added inducement for Ms. Hendricks to enter into the Employment Agreement, her Employment Agreement further provided that she would receive a grant of an additional 19,000 non-qualified stock options, such options having an exercise price equal to the fair market value of the Company's Common Stock as of such date. As a further inducement for Ms. Hendricks to enter into the Employment Agreement, her Employment Agreement provided that she would receive a one time restricted stock grant of 12,500 shares of the Company's common stock, with 20% of such shares vesting on execution of the Employment Agreement and the remaining shares vesting 20% on January 1 of each year through January 1, 2001, but only if Ms. Hendricks is employed by the Company on such vesting dates.

     Ms. Hendricks' Employment Agreement provides that in the event the Company terminates her employment without cause, the Company will pay her as severance pay a lump sum amount equal to 18 months of base salary at the time of termination; provided, however, if the Company terminates Ms. Hendricks' employment without cause prior to December 31, 1998, the Company shall pay her as severance pay a lump sum amount equal to her base salary from the date of termination through December 31, 1998 plus 18 months of her base salary at the time of termination. Such severance payment shall be paid by the Company within ninety 90 days following the date of termination. In the event the Company terminates Ms. Hendricks' employment without cause, the Company shall also pay the cost of out placement services for Ms. Hendricks up to an amount equal to 15% of her annual base salary at the time her employment is terminated. In the event Ms. Hendricks is terminated for cause, she shall receive her salary through the effective date of termination and all incentive payments earned by but not yet paid to her prior to such date. Such amounts shall be paid by the Company within 30 days of the effective date of such termination. Ms. Hendricks' Employment Agreement contains covenants by Ms. Hendricks not to compete with the Company for a period of one year after termination of her Employment Agreement by Ms. Hendricks or by the Company for cause or upon her disability.

     The Company has entered into agreements with each of Karen L. Hendricks, Stephen P. Brock, George C. Huebner, Perry H. Schwartz, Randolph R. Marks and Ronald P. Geguzys (the "Change in Control Agreements") which provide that if there is a change in control of the Company and such executive officer's employment with the Company is terminated within a stated time period thereafter, the Company must pay certain compensation and provide certain perquisites to the executive officer. The Change in Control Agreements have a term of five years. Ms. Hendricks' Change in Control Agreement provides that if a change in control occurs during the term of the agreement and either the Company or Ms. Hendricks terminates her employment within three years after the change in control, Ms. Hendricks will receive 2.99 times the average annual salary and average annual bonus and/or incentive compensation that she received over the five years immediately preceding her termination. At Ms. Hendricks' option, such severance compensation may be paid by the Company over 36 months or in a lump sum discounted to present value. Ms. Hendricks' Change in Control Agreement also provides that health and life insurance coverage will be maintained by the Company at the level in existence at the time of her termination, and that Ms. Hendricks will be fully vested and continue her participation in all employee retirement plans maintained by the Company on the date of her termination, either for 36 months or until Ms. Hendricks becomes employed by any other employer. Pursuant to Ms. Hendricks' Change in Control Agreement, any agreement not to compete entered into by the Company and Ms. Hendricks shall remain in effect.

     The Change in Control Agreements of Messrs. Brock, Huebner, Schwartz, Marks and Geguzys are identical. Pursuant to those Change in Control Agreements, if a change in control occurs during the term of the agreement and the Company terminates the employment of the executive officer within one year after the change in control, the executive officer will receive the average annual salary and average annual bonus and/or incentive compensation that he received over the five years immediately preceding his termination. At the executive officer's option, such severance compensation may be paid by the Company over 12 months or in a lump sum discounted to present value. The Change in Control Agreements of Messrs. Brock, Thompson, Huebner, Schwartz, Marks and Geguzys also provide that health and life insurance coverage will be maintained at the level in existence at the time of his termination, and that the executive officer will be fully vested and continue his participation in all employee retirement plans maintained by the Company on the date of his termination, either for 12 months or until the executive officer becomes employed by any other employer. Pursuant to the Change in Control Agreements of Messrs. Brock, Thompson, Huebner, Schwartz, Marks and Geguzys, the executive officers are subject to an agreement not to compete with the Company for one year following the date of termination.

     The Change in Control Agreements for each of Ms. Hendricks and Messrs. Brock, Huebner, Schwartz, Marks and Geguzys also provide that all stock options, restricted stock and other incentive awards granted to such executive officers will, upon termination of employment, immediately vest in full and the executive officers will be entitled to receive immediately upon termination the cash value of any long term incentives payable under any long term incentive compensation plans maintained by the Company on the date of termination.

     The Company also agreed in its offer of employment to Mr. Schwartz that, upon a termination of his employment without cause prior to November 1998, he will be entitled to severance pay of $15,000 per month for a period of 12 months following the termination date.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants by the Company of stock options to each of the named executives during 1997.

                           INDIVIDUAL GRANTS(1)                              POTENTIAL REALIZABLE
--------------------------------------------------------------------------     VALUE AT ASSUMED
                    NUMBER OF                                                   ANNUAL RATES OF
                    SECURITIES     % OF TOTAL                                     STOCK PRICE
                    UNDERLYING      OPTIONS                                    APPRECIATION FOR
                     OPTIONS       GRANTED TO     EXERCISE OR                   OPTION TERM(4)
                     GRANTED      EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
       NAME           (#)(2)     FISCAL YEAR(3)    ($/SHARE)       DATE        5%($)      10%($)
       ----         ----------   --------------   -----------   ----------   ---------   ---------
Karen L. Hendricks    10,000          15.5%          13.63       5/20/07       85,687     217,147
                      19,000          29.5%          13.00       6/19/07      155,337     393,654
Stephen P. Brock       3,000           4.7%          13.63       5/20/07       25,706      65,144
Perry H. Schwartz      3,000           4.7%          13.63       5/20/07       25,706      65,144
Ronald W. Kruse        1,000           1.6%          13.63       5/20/07        8,569      21,715
George C. Huebner      3,000           4.7%          13.63       5/20/07       25,706      65,144

---------------

(1) All grants were made at the fair market value on the grant date. All options were granted under the Company's 1994 Incentive Stock Option Plan, except for the grant of 19,000 non-qualified stock options to Ms. Hendricks in June 1997.

(2) Options vest over a four year period, 20% on the grant date and 20% on each anniversary of the grant date.

(3) Total options granted to all executive officers and other employees of the Company in 1997 were for an aggregate of 64,500 shares of Common Stock.

(4) Calculated based upon assumed stock prices for the Company's Common Stock assuming 5% and 10% annual rates of stock appreciation are achieved over the full term of the options granted to the executive officers reflected in the table. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information regarding individual exercises of stock options during 1997 by each of the named executives.

                                                                                 VALUE OF
                                                             NUMBER OF          UNEXERCISED
                                                       SECURITIES UNDERLYING   IN-THE-MONEY
                                                        UNEXERCISED OPTIONS     OPTIONS AT
                                                            AT 12/31/97          12/31/97

                    SHARES ACQUIRED                        EXERCISABLE/        EXERCISABLE/
                      ON EXERCISE     VALUE REALIZED       UNEXERCISABLE       UNEXERCISABLE
NAME                      (#)              ($)                (1)(#)             (2)(3)($)
----                ---------------   --------------   ---------------------   -------------
Karen L. Hendricks         -0-              -0-               87,800/             268,725/
                                                              51,200              137,400
Stephen P. Brock           -0-              -0-               10,800/              25,575/
                                                              14,200               33,675
Perry H. Schwartz          -0-              -0-                4,600/               8,700/
                                                               8,400               16,050
Ronald W. Kruse            -0-              -0-                2,600/               6,700/
                                                               4,400               11,050
George C. Huebner        1,000            4,375                9,800/              21,100/
                                                              13,200               31,650

---------------

(1) All stock options issued to the named executives under the Company's 1986 Incentive Stock Option Plan are fully vested and are currently exercisable. See note (2) to the table appearing under "Option Grants in Last Fiscal Year" regarding the vesting of options granted in 1997.

(2) The shares of the Company's Common Stock issuable upon the exercise of outstanding stock options granted under the Company's 1986 Incentive Stock Option Plan, or upon the exercise of non-qualified stock options (except as noted below), have not been registered under the Securities Act of 1933 ("1933 Act"). Generally, such shares may not be resold by the holder for a minimum period of one year following exercise of the option. The shares of the Company's Common Stock issuable upon the exercise of outstanding stock options granted under the Company's 1994 Incentive Stock Option Plan, and the shares issuable upon the exercise of 100,000 non-qualified stock options granted to Ms. Hendricks under her employment agreement, have been registered under the 1933 Act and generally can be resold immediately upon exercise.

(3) The value of exercisable in-the-money options is calculated by determining the difference between $15.625 per share, the last reported sale price of the Common Stock on the Nasdaq National Market on December 31, 1997, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option. All unexercisable stock options granted in 1994 have an exercise price of $16.00 per share, except for the 100,000 stock options granted to Ms. Hendricks under her employment agreement which have an exercise price of $12.50. All unexercisable stock options granted in 1995 have an exercise price of $11.75 per share, except for options granted to Stephen P. Brock at $13.375 per share. All unexercisable stock options granted in 1996 to the Company's executive officers have exercise prices of $13.25 and $13.00 per share. All unexercised stock options granted in 1997 have an exercise price of $13.63 per share, except for

    19,000 stock options granted to Ms. Hendricks under her employment agreement which have an exercise price of $13.00 per share. Based upon the $15.625 per share market price of the Common Stock at December 31, 1997, the unexercisable stock options granted in 1994, at a price of $16.00 per share, had no value because the exercise price exceeded the market price.

COMPENSATION OF DIRECTORS

     In 1997, non-employee directors of the Company were compensated for serving on the Board of Directors and the committees thereof, in the amount of $10,000 per year, payable in quarterly installments, and received an additional $900 for each Board of Directors meeting and each committee meeting attended in person or by telephone. Such directors are reimbursed for all reasonable expenses incurred in connection with their services and receive an annual grant of 2,000 non-qualified stock options having an exercise price equal to the market price on the date of the grant. Ms. Hendricks received no additional compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Head and Howe comprised the Company's entire Executive Compensation Committee during 1997, and were both non-employee directors of the Company. No director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates Messrs. Head or Howe.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     For the Company's 1997 fiscal year, the Executive Compensation Committee of the Board of Directors (the "Committee") was at all times comprised entirely of independent non-employee directors. The Committee is charged with responsibility for reviewing the performance and approving the compensation of the Company's key executives on an annual basis. The Committee believes that a significant portion of an executive officer's compensation should be subject to the Company's annual performance, while at the same time motivating long-term growth in shareholder value.

     In 1994, the Committee, with the assistance of an independent consulting company experienced in executive compensation, thoroughly reviewed the Company's compensation package and developed three compensation plans designed to more directly link individual compensation to the performances of the Company and of its executive officers and key management employees. The Committee believed that establishing an enhanced compensation package would make the Company more competitive with similar size companies and would increase the Company's ability to attract and retain highly skilled executives. The three plans approved by the Committee, and adopted by the full Board of Directors were the 1994 Management Incentive Plan (the "MIP"), the 1994 Incentive Stock Option Plan (the "ISOP") and the 1994 Long Term Incentive Plan (the "LTIP").

     The MIP sets forth the four main components of executive compensation that the Company may currently offer to its executive officers and other key management employees: base salary, annual cash bonus, stock options and restricted shares of the Company's Common Stock. The MIP provides that the Company will establish annual base salaries for participants therein, subject to approval by the Committee. Base salaries may be adjusted annually based primarily on the participant's individual performance and secondarily on the Company's performance. The Company and the Committee may subjectively consider any and all factors deemed relevant in adjusting each participant's base salary from time to time.

     The MIP also allows the committee to grant annual cash bonuses based primarily upon the performance of the company or, if appropriate, a subsidiary, division or business segment thereof. The MIP provides that earnings before income taxes will be the performance measure used to evaluate annual performance at the Company, subsidiary, division or business segment level, unless the Committee selects a different performance measure. Specific performance targets are to be established as early as possible at the start of each calendar year and no bonus is payable unless the minimum threshold established is met or exceeded. In addition, specific individual performance levels may also be specified as a condition to the payment of any bonus to an individual. The Committee selected net income as the primary performance measure for the Company's 1997 fiscal year for the Company's officers having enterprise wide responsibilities. For the Company's officers having responsibilities primarily with respect to a specific business unit, the primary performance measure was net operating income for that business unit.

     The MIP further enables the Committee to grant participants stock options pursuant to the ISOP and rights to receive restricted stock pursuant to the LTIP. These plans are designed to afford executive officers and key management employees an incentive to acquire a proprietary interest in the Company. The primary objective of both plans is to enhance both the short-term and long-term profitability of the Company by directly linking awards under these plans to increased shareholder values.

     Pursuant to the terms of the ISOP, the Committee establishes financial and other performance targets for the Company and for the individual participants. Such targets are to serve as guidelines in making the actual awards. The primary factor to be considered by the Committee in awarding stock options is the employee's individual performance, and the Committee retains discretion as to the actual number of options granted under the ISOP to any individual in a given year.

     Pursuant to the terms of the LTIP, the Committee would establish the beginning and end dates for a three year cycle over which the total shareholder return on Company Common Stock is to be compared to the total shareholder return on the Russell 2000 index. If the return on the Company's Common Stock equals or exceeds the targets established by the Committee at the end of the three year cycle, the participants in the LTIP would then be awarded restricted shares of the Company's Common Stock in an amount equal to a percentage of their base salary in the third year of the cycle. The number of restricted shares so awarded would be determined based on the fair market value at the end of the three year cycle and such shares would not be transferable by a recipient for three years thereafter. No grants were made under the LTIP in 1997.

     With respect to each of the MIP, ISOP and LTIP, the Committee has established six levels of employee participation. The size of the possible awards under each plan is dependent in large part upon the level at which an employee is designated for participation. In determining the level of participation for each participant, the Committee subjectively considers the participant's level of responsibility within the Company's organization.

     The Committee followed the above philosophies and procedures in determining executive compensation for the Company's 1997 fiscal year. The Committee established the 1997 annual base salary for Ms. Hendricks, the Company's Chief Executive Officer, President and Chairman of the Board, as part of the terms of her new employment agreement with the Company as discussed in more detail below. Based on individual performances, performance of their respective business units and, in the case of Mr. Brock, expanded responsibilities, the Committee increased the 1997 annual base salaries for Messrs. Brock and Huebner by 11.4% and 6.1%, respectively. The 1997 annual base salaries for Messrs. Schwartz and Kruse were based on the Company's offers of employment to these individuals made in 1996, which terms had been previously approved by the Committee.

     The Committee continued to believe that the interests of the Company's shareholders would be best served by making the annual cash bonus component of executive officer compensation in 1997 largely dependent on the Company's attainment of targeted levels of net income. Because the targeted levels of net income were exceeded in part due to certain one-time accounting adjustments, the Committee determined that the 1997 bonuses provided for under the MIP were not fully earned and should not be paid in full. However, based upon a significant increase in the Company's net income, an improved balance sheet and the broad organizational effort in connection with the exit from consignment sales and resulting inventory reduction, the Committee determined that the Company's executive officers earned the reduced level of bonuses as shown under "Executive Compensation--Summary Compensation Table."

     Consistent with the Committee's desire to enhance the long-term profitability of the Company, the Committee awarded stock options to executive officers and a combination of other management employees in 1997 who the Company and the Committee believe can positively impact the Company's results through their individual performance. Stock options were granted primarily to motivate enhanced individual performance in 1997 and beyond.

     As indicated above, the Company entered into a new employment agreement with Ms. Hendricks in June 1997. Based on the additional duties Ms. Hendricks assumed as Chairman of the Board, her individual performance in 1997 and the Committee's belief that she had successfully positioned the Company for improved 1997 results, the Committee increased Ms. Hendricks annual base salary by approximately 10% to $350,000. In addition, to further directly align Ms. Hendricks individual interests to the performance of the Company, the Committee, under the terms of the new employment agreement, granted Ms. Hendricks a non-qualified stock option to acquire 19,000 shares of the Company's common stock and granted her 12,500 shares of restricted stock.

     The Committee also determined that, based on the same criteria applied to the other executive officers, Ms. Hendricks earned a cash bonus of $98,000 for 1997. The Committee further determined that the maximum stock option bonus under the MIP was appropriate to further provide a substantial link between the Company's future performance and the total value of Ms. Hendricks' compensation package.

     Based on the Company's past compensation practices, the Committee does not currently believe that Section 162(m) of the Code, which limits the deductibility of executive compensation in certain events, will adversely affect the company's ability to obtain a tax deduction for compensation paid to its Chief Executive Officer and its four most highly compensated other executive officers. Nonetheless, the proposed 1998 Omnibus Stock Plan has been designed to preserve the Company's tax deduction, to the extent possible, for compensation that may be paid to certain persons in the future.

                      THE EXECUTIVE COMPENSATION COMMITTEE

                Joseph H. Head, Jr.                Roger L. Howe

COMMON STOCK PERFORMANCE

     The following performance graph compares the Company's cumulative shareholder return over a five year period, assuming $100 invested at December 31, 1992, respectively, in Baldwin Piano & Organ Company common stock, the Russell 2000 index and in an industry group index of twenty-four companies within the Russell 2000 index engaged in the manufacture or sale of household furnishing related products. Total shareholder return is based on the increase in the price of the stock and assumes the reinvestment of all dividends.

     The Russell 2000 index consists of the smallest 2,000 companies in the Russell 3000 index. The Company selected the Russell 2000 index as an appropriate index for comparison based upon the Company's similar size to the smaller companies represented in the index. The Company is not included in the Russell 2000 index as of December 31, 1997 due to the Company's smaller market capitalization level.

     The industry household furnishing group is comprised of: Aaron Rents, Inc., Basset Furniture Industries, Incorporated, Blyth Industries, Inc., Bush Industries, Inc., Department 56, Inc., Ethan Allen Interiors Inc., Furniture Brands International, Inc., Heilig-Meyers Company, La-Z-Boy Incorporated, Leggett & Platt, Incorporated, Libbey Inc., Mikasa, Inc., National Presto Industries, Inc., Newell Co., Oneida Ltd., O'Sullivan Industries Holdings, Pillowtex Corporation, Premark International, Inc., Rubbermaid Incorporated, Shaw Industries, Inc., Springs Industries, Inc., Stanhome Inc., Westpoint Stevens Inc., and Zenith Electronics Corporation. The Company selected this industry group because this industry group is the most similar to the Company's business and due to the fact that inadequate information is available regarding the Company's direct competitors in the music industry because many of such direct competitors are not public companies and/or are foreign companies.

                        COMPARATIVE SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                      BPAO             R2000               HF
1992                                                   100.00            100.00              100.00
1993                                                    89.55            118.91              138.12
1994                                                    65.67            116.74              126.37
1995                                                    74.63            149.94              128.67
1996                                                    67.16            174.67              148.40
1997                                                    93.28            213.73              185.19
  [ ]     Baldwin Piano & Organ Company (BPAO)
  +       Russell 2000 Index (R2000)
  X       Household Furnishings (HF)
  ---------------------------------------------------------------------------------------------------------------------------
                                1992             1993             1994             1995             1996             1997
  ---------------------------------------------------------------------------------------------------------------------------
    BPAO                     $100.00          $ 89.55          $ 65.67          $ 74.63          $ 67.16          $ 93.28
  ---------------------------------------------------------------------------------------------------------------------------
    R2000                    $100.00          $118.91          $116.74          $149.94          $174.67          $213.73
  ---------------------------------------------------------------------------------------------------------------------------
    HF                       $100.00          $138.12          $126.37          $128.67          $148.40          $185.19
  ---------------------------------------------------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for the Company's 1997 fiscal year.

OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the headings "Executive Compensation--Report of Compensation Committee on Executive Compensation" and "Executive Compensation--Common Stock Performance" are not, and should not be deemed to be, incorporated by reference into any filings by the Company under the 1933 Act or the Securities Exchange Act of 1934 that purport to incorporate other Securities and Exchange Commission filings made by the Company, or portions thereof, by reference (including this Proxy Statement).

                PROPOSAL TO APPROVE THE 1998 OMNIBUS STOCK PLAN,
           INCLUDING THE ISSUANCE OF UP TO 200,000 SHARES THEREUNDER

OVERVIEW OF OMNIBUS PLAN

     On March 4, 1998, the Board of Directors of the Company adopted the 1998 Omnibus Stock Plan (the "Omnibus Plan"), including the issuance of up to 200,000 shares of Baldwin Common Stock thereunder, subject to shareholder approval. The Omnibus Plan permits a committee of the Company's Board of Directors to grant non-qualified stock options (NQSOs), incentive stock options (ISOs), restricted stock, stock appreciation rights (SARs), performance units and performance shares to directors, executive officers and other key employees.

     The Omnibus Plan has been designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including "performance-based compensation," are generally excluded from this deduction limit. It is contemplated that all stock awards made under the Omnibus Plan will constitute "performance-based compensation" under Section 162(m) of the Code. In an effort to ensure that stock awards under the plan will qualify as "performance-based compensation," the Omnibus Plan is being submitted to shareholders for approval at the Annual Meeting. While the Company believes that compensation payable pursuant to the Omnibus Plan generally will be deductible for federal income tax purposes, under certain circumstances such as death, disability, a change in control, or a grant of restricted stock to a Covered Employee that does not qualify as "performance-based compensation" under Section 162(m) of the Code, compensation not qualified under Section 162(m) of the Code may be payable pursuant to the provisions of the Omnibus Plan. By approving the Omnibus Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein.

     Set forth below is a summary of certain important features of the Omnibus Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex 1 to this proxy statement. All capitalized terms which are not defined herein are defined in the Omnibus Plan. If the Omnibus Plan is approved by shareholders, all future awards of stock option grants and other stock based incentives to Covered Employees and directors will be made pursuant to the Omnibus Plan, including the annual grant of 2,000 non-qualified stock options to each of the Company's nonemployee directors. Stock option awards to other executive officers and key employees may continue to be made under the Company's 1994 Stock Option Plan until options for the remaining 64,000 shares available for grant under the 1994 plan are awarded.

     Purpose. The purpose of the Omnibus Plan is to promote the success of the Company and its Subsidiaries by providing incentives to key employees and directors that link their compensation to the long-term financial success of the Company and its Subsidiaries and to growth in shareholder value. The plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of key employees and directors upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

     Administration. The Omnibus Plan will be administered by a committee (the "Committee") of the Board of Directors which will be composed of not less than two directors, who, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), qualify as "non-employee directors" for purposes of Rule 16b-3 and who, to the extent required by Section 162(m) of the Code, also qualify as "outside directors" for purposes of Section 162(m). Among other things, the Committee will have the authority to select directors, executive officers and other key employees to whom awards may be granted, to determine the type of awards as well as the number of shares of Baldwin Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. The Committee will also have the authority to construe and interpret the plan, establish, amend or waive rules and regulations for its administration, accelerate the exercisability of any award, and amend the terms and conditions of any outstanding option, stock appreciation right or other award. However, the Committee shall have no authority to adjust upward any amounts payable to a Covered Employee with respect to a particular award or to take any of the foregoing actions to the extent that such action or the Committee's ability to take such action would cause any award to any Covered Employee to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. All decisions made by the Committee will be final and binding. For 1998, the Committee will be the Executive Compensation Committee, as discussed under the caption "ELECTION OF DIRECTORS--Board Meetings--Committees of the Board."

     Eligibility. Participants in the plan will be directors and employees of the Company or any Subsidiary, including officers of the Company or any Subsidiary who, in the opinion of the Committee, contribute significantly to the growth and profitability of the Company and its Subsidiaries.

     Number of Shares. The Omnibus Plan authorizes the issuance of up to 200,000 shares of Common Stock pursuant to the grant or exercise of stock options, including ISOs and NQSOs, SARs, restricted stock, performance units and performance shares, provided that no more than 50,000 shares of restricted stock may be issued under the Omnibus Plan in the aggregate. No single participant may be granted awards of options (NQSOs or ISOs), SARs or restricted stock, respectively, for in excess of 12,000 shares of Baldwin Common Stock per award in any calendar year. Also, no Covered Employee may be granted any performance unit or performance share award with respect to any performance period (i) in an aggregate amount payable in cash in excess of $30,000, or (ii) in excess of 12,000 shares. The exercise of SARs, whether paid in cash or Baldwin Common Stock, is deemed an issuance of shares under the Omnibus Plan. The payment of performance shares or performance units is an issuance of shares under the plan only to the extent payment is made in Baldwin Common Stock. Subject to the foregoing limits, the shares available under the Omnibus Plan can be divided among the various types of awards and among the participants as the Committee sees fit. Such shares are to be made available from authorized but unissued shares of Common Stock or shares of Baldwin Common Stock reacquired by the Company in the open market. The number of shares subject to the Omnibus Plan and subject to awards outstanding under the plan will adjust with any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or similar corporate change.

DESCRIPTION OF AWARDS

     Stock Options. The Omnibus Plan permits the award of ISOs and NQSOs. Each option granted under the plan must be evidenced by a written agreement specifying terms, including the type, the number of shares covered, the exercise price, when it is exercisable, any restriction on transferability of shares obtained from the exercise of the option and the duration. The purchase price per share of Baldwin Common Stock covered by an option shall be determined by the Committee, but may not be less than 100% of the Fair Market Value of the underlying Baldwin Common Stock on the date of grant. No ISOs shall be exercisable more than ten years after their date of grant. Payment of an option may be made with cash, with previously owned shares of Baldwin Common Stock, by delivering shares of Baldwin Common Stock to be received upon exercise of an Option or by a combination of these. The principal difference between ISOs and NQSOs is their tax treatment. See "--Federal Income Tax Consequences."

     Stock Appreciation Rights. The Omnibus Plan authorizes the Committee to grant SARs. A holder of SARs is entitled upon exercise to receive a number of shares of Baldwin Common Stock, or cash or a combination of both, as the Committee may determine, equal in value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of exercise exceeds the exercise price fixed by the Committee on the date of grant multiplied by the number of shares in respect of which the SARs are exercised. The SAR will be exercisable at such time as the Committee determines and the term of any SAR will not exceed ten years.

     Restricted Stock. The Omnibus Plan authorizes the Committee to grant restricted stock to individuals with such Periods of Restriction as the Committee may designate. The Committee may condition the grant of restricted stock or lapse of such Periods of Restriction upon the attainment of one or more performance goals established by the Committee within the time period prescribed by Section 162(m) of the Code. These performance goals must be based on the attainment, by the Company, a Subsidiary or a division of the Company, of certain objective performance measures, which shall include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, stock price, revenues, costs, net income, cash flow, retained earnings and economic value added performance (the "Performance Goals"). Such Performance Goals may also be based upon the attainment of specified levels of performance of the Company or one or more Subsidiaries relative to the performance of other corporations. For a grant of restricted stock to meet the performance-based compensation exclusion under Section 162(m) of the Code, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

     Each grant of restricted stock will be evidenced by a restricted stock agreement that shall specify the Period of Restriction, the number of shares of restricted stock granted and such other provisions determined by the Committee. Generally, all rights with respect to the restricted stock granted to a participant under the Omnibus Plan shall be exercisable only during his lifetime and only by the participant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. During the Period of Restriction, participants holding restricted stock may exercise full voting rights with respect to the shares and are entitled to all dividends and other distributions paid on those shares. Upon the lapse of the applicable Period of Restriction, the shares of restricted stock will become freely transferrable.

     Performance Units and Performance Shares. The Omnibus Plan authorizes the Committee to grant performance units and performance shares which may be earned if specified long-term corporate goals are achieved over a period of time selected by the Committee (a "Performance Period"). Prior to the grant of performance units or performance shares, the Committee must establish the Performance Goals (from among the objective performance measures described above relating to restricted stock) that must be satisfied before a payout of such awards is made. At the conclusion of a particular Performance Period, the Committee will determine the extent to which the Performance Goals have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of the performance units or performance shares awarded to determine the payout to be received by the participant; provided that no payout will be made thereunder except upon written certification by the Committee that the applicable Performance Goal(s) have been satisfied to a particular extent. As a result, depending upon the Company's performance in relation to the Performance Goals, a participant may earn less or more than the number of performance shares or performance units initially awarded. In addition, to the extent that the value of a performance share or performance unit is related to a share of Baldwin Common Stock, the value of any payout will be dependent upon the changing value of the Baldwin Common Stock. Payments may be made in cash, Baldwin Common Stock or a combination as determined by the Committee. With respect to Covered Employees, all Performance Goals will be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C).

     Change in Control. Upon a Change in Control of the Company, all stock-based awards, such as ISOs, NQSOs, SARs and restricted stock shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon the extent, as determined by the Committee, to which the Performance Goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever is higher.

     Limits on Transferability and Exercisability. No award granted under the Omnibus Plan may be sold, transferred, assigned, pledged or hypothecated, other than by will, by the laws of descent and distribution or by designations permitted by the terms of the Omnibus Plan. All rights to any award granted to an employee shall be exercisable during the employee's lifetime only by the employee or the employee's guardian, legal representative or permitted designee. All awards granted under the

Omnibus Plan will be forfeited immediately if the employee is terminated for cause. Generally, upon termination of any employee due to death or disability, all options and SARs will be immediately exercisable at any time prior to their expiration date or within one year after such date of termination of employment, whichever period is shorter. Upon termination of any employee due to retirement, all options and SARs will become immediately exercisable at any time prior to their expiration date. Generally, upon termination of any employee due to death, disability or retirement, any Restricted Period with respect to restricted stock will lapse and restricted stock will become freely transferrable, and outstanding performance units and performance shares will entitle the employee to receive pro-rated payments based upon the full months of service during the Performance Period. Upon the termination of any employee for any other reason (other than for cause), the employee generally may exercise then exercisable options or SARs for 90 days or until their expiration date and restricted stock, performance units and performance shares will be forfeited (subject, in each case, to the discretion of the Committee).

     Amendment and Discontinuance. The Omnibus Plan may be amended, altered or discontinued by the Board of Directors, but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any award theretofore granted under the plan, without the written consent of the participant. Except as expressly provided in the Omnibus Plan, the plan may not be amended without shareholder approval to the extent such approval is required by law or rules of an exchange on which the Company is listed.

     Federal Income Tax Consequences. The following discussion is intended only as a brief discussion of the federal income tax rules relevant to stock options, SARs, restricted stock, performance units and performance shares. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

     NQSOs and SARs. Upon the grant of an NQSO or a SAR, the recipient will not recognize any taxable income and the Company will not be required to record an expense. Upon the exercise of an NQSO or a SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the "spread"), or the consideration paid to the recipient upon the exercise of the SAR, will constitute compensation taxable to the recipient as ordinary income. In determining the amount of the spread or the amount of consideration paid, the fair market value of the stock on the date of exercise is used, except that in the case of an recipient subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), the fair market value will generally be determined at the expiration of the six-month period, unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee in the Company's taxable year in which the amount is included as income to the recipient.

     ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. If the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period, the optionee will recognize ordinary income at the time of disposition of the shares acquired on exercise. The amount of ordinary income recognized will be equal to the excess, if any, of the fair market value of the shares on the exercise date or the amount realized, if less, over the exercise price of the shares. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the ISO Holding Period is not satisfied, the Company may deduct an amount equal to the taxable income recognized by the optionee in the taxable year of the disposition. Option grants for shares which are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent corporation or Subsidiary of the Company), which have a fair market value in excess of $100,000, shall be treated as options which are not ISOs, and will be subject to the same tax treatment as for the grant of NQSOs, as discussed above.

     Restricted Stock. A participant who is granted restricted stock may make a
Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to a tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.

     Performance Unit and Performance Shares. A participant who has been granted a performance unit or performance share will not realize taxable income until the units or shares vest and the participant is in receipt of the Baldwin Common Stock and/or cash distributed in payment of the award, at which time such participant will realize ordinary income equal to the fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

     NEW PLAN BENEFITS

     It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Omnibus Plan if the plan is adopted. Such determinations are subject to the discretion of the Committee.

     VOTE REQUIRED

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Omnibus Plan with respect to Section 162(m) of the Code. Abstentions from voting on this particular proposal are treated as votes against, while shares not voted by brokers on any matters presented to shareholders will have no effect on the adoption of this proposal. Such vote will also satisfy the shareholder approval requirements of Section 422 of the Code with respect to the grant of ISOs. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR this Proposal and the adoption of the Omnibus Plan.

THE BOARD OF DIRECTORS HAS ADOPTED OMNIBUS PLAN AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                              INDEPENDENT AUDITORS

     The Company has not yet selected or recommended an independent auditor for the year ending December 31, 1998, pending completion of a review by management and the Audit Committee of competitive proposals. KPMG Peat Marwick LLP served as the independent auditors of the Company for the year ended December 31, 1997, and has served as the Company's independent auditors since the Company's inception in 1984. Representatives of KPMG Peat Marwick LLP are expected to be present at the 1998 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any Shareholder proposal intended for inclusion in the proxy material for the 1999 Annual Meeting must be received in writing by the Company on or before December 26, 1998. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY, 422 WARDS CORNER ROAD, LOVELAND, OHIO 45140-8390, ATTENTION: MR. RONALD W. KRUSE, SECRETARY. THE FORM 10-K INCLUDES CERTAIN EXHIBITS, WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return the proxy card to make certain your shares will be voted at the 1998 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          For the Board of Directors,

                                          /s/ KAREN L. HENDRICKS
                                          ----------------------
                                          KAREN L. HENDRICKS
                                          Chairman of the Board

ANNEX 1

                         BALDWIN PIANO & ORGAN COMPANY
                            1998 OMNIBUS STOCK PLAN

                ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1. Establishment of the Plan. On March 4, 1998, the Board of Directors of Baldwin Piano & Organ Company (the "Company") adopted, subject to the approval of shareholders, an incentive stock compensation plan known as the "1998 Omnibus Stock Plan" (hereinafter referred to as the "Plan"), which permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Performance Shares. The Plan is designed to comply with the performance-based compensation exclusion under Internal Revenue Code Section 162(m) and Treasury Regulations issued by the Department of Treasury thereunder.

     1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees and directors of the Company and its Subsidiaries that will link their personal interests to the long-term financial success of the Company and its Subsidiaries and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Key Employees and directors upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

     1.3. Duration of the Plan. The Plan commences on May 18, 1998, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after May 18, 2003, which is the fifth (5th) anniversary of the effective date of the Plan.

                    ARTICLE 2. DEFINITIONS AND CONSTRUCTION

     2.1. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, or Performance Shares.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (d) "Cause" shall mean the occurrence of any one of the following:

        (i) The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

        (ii) the Participant's conviction for committing a felony in connection with the employment relationship; or

        (iii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries.

     (e) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

        (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

        (ii) individuals who at the beginning of any one-year period constitute the Board and any new director, whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board at the end of such period; or

        (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or
              (C) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

        However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group. . ." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

     (h) "Company" means Baldwin Piano & Organ Company, a Delaware corporation, or any successor thereto as provided in Article 15 herein.

     (i) "Covered Employee" means any Participant designated prior to the grant of Restricted Stock, Performance Units or Performance Shares by the Committee who is or may be a "covered employee" within the meaning of
         Section 162(m)(3) of the Code in the year in which such Restricted Stock, Performance Units or Performance Shares are taxable to such Participant.

     (j) "Director" means an Employee Director and a Non-employee Director, including without limitation, an Outside Director.

     (k) "Employee Director" means a director who is also an employee of the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" means the last price at which the Stock was traded on the relevant date, or on the most recent date on which the Stock was traded prior to such date, as reported on Nasdaq National Market.

     (n) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

     (o) "Key Employee" means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a director of the Company or any of its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company and its Subsidiaries.

         "Key Employee" also may include any other employee, identified by the Committee, in special situations involving extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee, but shall not create a right to remain a Key Employee.

     (p) "Non-employee Director" shall have the meaning assigned to such term in Rule 16b3(b)(3), as amended from time to time, promulgated by the Securities and Exchange Commission under the Exchange Act.

     (q) "Non-employee Subsidiary Director" means a director of a Subsidiary who is not also an employee of the Company or any Subsidiary or a director or officer of the Company.

     (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (s) "Option" means an Incentive Stock Option or a Nonqualified Stock
         Option.

     (t) "Outside Director" means any director who qualifies as an "outside director" as that term is defined in Code Section 162(m) and the regulations issued thereunder.

     (u) "Participant" means a Key Employee, Director or a Non-employee Subsidiary Director who has been granted an Award under the Plan.

     (v) "Performance Share" means an Award, designated as a performance share, granted to a Participant pursuant to Article 9 herein.

     (w) "Performance Unit" means an Award, designated as a performance unit, granted to a Participant pursuant to Article 9 herein.

     (x) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

     (y) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     (z) "Plan" means this 1998 Omnibus Stock Plan of Baldwin Piano & Organ Company, as herein described and as hereafter from time to time amended.

     (aa) "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article 8 herein.

     (bb) "Stock" or "Shares" means the common stock, $.01 par value, of the Company.

     (cc) "Stock Appreciation Right" or "SAR" means an Award, designated as a Stock appreciation right, granted to a Participant pursuant to Article 7 herein.

     (dd) "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

     (ee) "Voting Stock" shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

     2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                           ARTICLE 3. ADMINISTRATION

     3.1. The Committee. The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a Non-employee Director. To the extent required to comply with Code Section 162(m), each member of the Committee also shall be an Outside Director.

     3.2. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a performance period or the termination of any Period of Restriction or any award agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Option, Stock Appreciation Right or other Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award or to take any of the foregoing actions to the extent that such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the regulations issued thereunder. Also notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.3 hereof or Section 9.4 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

     3.3. Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees (including officers and directors who are employees), Directors and Non-employee Subsidiary Directors as may be selected by it. The Committee shall select Participants from among those who they have identified as being Key Employees and Directors and Non-employee Subsidiary Directors.

     3.4. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

     3.5. Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this
Article 3; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this
Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

     3.6. Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. If only two members serve on the Committee, all determinations of the Committee must be made unanimously. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company's Articles of Incorporation, as amended from time to time, and Ohio law for their services as directors of the Company.

     3.7. Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee. Such terms and conditions need not be the same in all cases.

     3.8. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act ("Rule 16b-3").

                      ARTICLE 4. STOCK SUBJECT TO THE PLAN

     4.1. Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed Two Hundred Thousand (200,000) Shares of common stock of the Company, provided that no more than Fifty Thousand (50,000) Shares shall be issued as Restricted Stock under Article 8 of the Plan in the aggregate. The Committee, in its sole discretion and from time to time, may make awards pursuant to the Plan of Options, SARs, Restricted Stock, Performance Units and/or Performance Shares in such amounts as it deems appropriate, provided, that, in the aggregate, the total number of shares issuable upon payment of all Awards shall not exceed that number of Shares specified by the preceding sentence. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be deemed to be an issuance of Stock under the Plan. The payment of Performance Shares or Performance Units shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of Shares issued in payment of the Performance Share or Performance Unit Award shall constitute an issuance of Stock under the Plan.

     4.2. Lapsed Awards. If any Award (other than Restricted Stock) granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan. However, if an Option or Stock Appreciation Right is canceled, the canceled Option or Stock Appreciation Right shall continue to be counted against the maximum number of Shares for which Options or Stock Appreciation Rights may be granted to any individual Participant under the Plan. If, after the grant of an Option or Stock Appreciation Right, the exercise price of such Option is reduced or, in the case of a Stock Appreciation Right, the base amount on which stock appreciation is measured is reduced, the reduction in the exercise price or base amount is treated as a cancellation of the Option or Stock Appreciation Right and a grant of a new Option or Stock Appreciation Right; provided, however, that nothing in this Plan shall authorize or permit the cancellation of Options or Stock Appreciation Rights which have an exercise price or base amount greater than the then current Fair Market Value of the Common Stock and the grant of replacement Options or Stock Appreciation Rights having an exercise price or base amount less than the original exercise price or base amount.

     4.3. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, and Performance Units granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1. Eligibility. Persons eligible to participate in this Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees. Directors and Non-employee Subsidiary Directors may also participate in this Plan.

     5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Key Employees, Directors and Non-employee Directors to whom Awards shall be granted and determine the nature and amount of each Award. No employee, Director or Non-employee Subsidiary Director shall have any right to be granted an Award under this Plan even if previously granted an Award.

                            ARTICLE 6. STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to adjustments as set forth in Section 4.3, the maximum number of Shares subject to Options granted to any individual Participant in any calendar year shall be twelve thousand (12,000) Shares. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, no Participant may receive an Award of ISOs to the extent that the aggregate Fair Market Value of the Stock with respect to which the ISOs (determined at the time the options are granted) are exercisable for the first time by the Participant during any calendar year (under all plans of the Company or any of its parent or Subsidiaries) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum set forth in the preceding sentence. Further, no Non-employee Director may receive an Award of ISOs. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be ISOs.

     6.2. Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option agreement shall specify whether the Option is intended to be an ISO within the meaning of
Section 422 of the Code, or an NQSO whose grant is not intended to be subject to the provisions of Code Section 422.

     6.3. Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the option is granted.

     An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

     6.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant and that no ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, shall be exercisable later than the fifth
(5th) anniversary date of its grant.

     6.5. Exercise of Options. Subject to Section 3.8 herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

     6.6. Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, (c) the exchange in successive steps of Stock to be received from the exercise of the Option, with the result that the Option grantee will receive from the exercise a net number of shares of Stock equal to the difference between the total number of shares of Stock for which the Option is being exercised and the number of shares of Stock having a Fair Market Value (determined as of the date of exercise) equal to that portion of the exercise price being paid by delivery of shares of Stock subject to the Option, or (d) by a combination of (a), (b), or (c). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

     6.7. Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

     6.8. Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, any of such Participant's outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option pursuant to Article 10 hereof or by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of disability (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be), any of such Participant's outstanding Options shall become immediately exercisable, at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter. In the event the employment of a Participant is terminated by reason of retirement (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be), any of such Participant's outstanding Options shall become immediately exercisable (subject to Section 3.8 herein) at any time prior to the expiration date of the Options. In the case of ISOs, the favorable tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the Code Section 422 prescribed time period after termination of employment for death, disability, or retirement.

     6.9. Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than death, disability, retirement or for Cause, the Participant shall have the right to exercise such Participant's outstanding Options within the 90 days after the date of his termination, but in no event beyond the expiration of the term of the Options and only to the extent that the Participant was entitled to exercise the Options at the date of his termination of employment. In its sole discretion, the Committee may extend the 90 days to up to one year but, however, in no event beyond the expiration date of the Option. In the event the Committee elects to extend such 90-day period, the favorable tax treatment associated with ISOs, pursuant to Section 422 of the Code, may not be available.

     If the employment of the Participant shall terminate for Cause, all of the Participant's outstanding Options shall be immediately forfeited back to the Company.

     6.10. Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Employees and Directors, at the discretion of the Committee. Subject to adjustment as set forth in Section 4.3, the maximum number of Shares subject to SARs granted to any individual Participant in any calendar year shall be twelve thousand (12,000) Shares. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

     7.2. Exercise of SARs. Subject to Section 3.8 herein and Section 7.3 herein, SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

     7.3. Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the market price of a Share on the date of grant) (the Exercise Price); by

     (b) The number of Shares with respect to which the SAR is exercised.

     7.4. Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or Stock, at the discretion of the Committee, within ten calendar days of the exercise.

     7.5. Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years.

     7.6. Termination of Employment. In the event the employment of a Participant is terminated by reason of death, disability, retirement, or any other reason, the exercisability of any outstanding SAR shall terminate in the manner provided under Sections 6.8 and 6.9 hereof.

     7.7. Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                          ARTICLE 8. RESTRICTED STOCK

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to Key Employees and Directors in such amounts as it shall determine. The Committee may condition the grant of Shares of Restricted Stock or lapse of the Period of Restriction established pursuant to
Section 8.3 upon the attainment of one or more of the performance goals utilized for purposes of Performance Units and Performance Shares pursuant to Article 9 hereof; provided, before the grant of Shares of Restricted

Stock or lapse of the Period of Restriction pursuant to the attainment of a performance goal, the Committee shall certify in writing that such performance goal has been satisfied. Subject to adjustment as set forth in Section 4.3, the maximum number of Shares of Restricted Stock granted to any individual Participant in any calendar year shall be twelve thousand (12,000) Shares.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. Transferability. Except as provided in this Article 8 or in Section
3.8 herein, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions (including any performance goals) as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement.

     8.4. Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.5. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

        "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1998 Long-Term Incentive Stock Plan of Baldwin Piano & Organ Company in the rules and administrative procedures adopted pursuant to such Plan, and
        in a Restricted Stock Agreement dated           . A copy of the Plan,
        such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Baldwin Piano & Organ Company."

     8.6. Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

     8.7. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Restricted Stock Agreement.

     8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

     8.9. Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Company or any of its Subsidiaries because of normal retirement (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be), any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Section 8.3 hereof shall automatically terminate and, except as otherwise provided in Section 8.4 or Section 3.8 hereof or as otherwise determined to be appropriate by the Committee in its sole discretion to prevent such compensation from failing to qualify as performance based compensation under Section 162(m) of the Code, the Shares of Restricted Stock shall thereby be free of restrictions and be freely transferable. In the event that a Participant terminates his employment with the Company or any of its Subsidiaries because of early retirement (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be), the Committee in its sole discretion (subject to Section 3.8 herein) may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

     8.10. Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or disability (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be) during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4. herein or as otherwise determined to be appropriate by the Committee in its sole discretion to prevent such compensation from failing to qualify as performance based compensation under Section 162(m) of the Code, the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable.

     8.11. Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company or any of its Subsidiaries for any reason other than for death, disability, or retirement, as set forth in Sections 8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of a Participant by the Company or any of its Subsidiaries other than for Cause, the Committee, in its sole discretion (subject to Section 3.8 herein), may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

              ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units or Performance Shares. Subject to the terms and provisions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

     9.2. Value of Performance Units and Performance Shares. The Committee shall set performance goals over certain periods to be determined in advance by the Committee ("Performance Periods"). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its Subsidiaries, of certain objective performance measures, which shall include one or more of the following: total stockholder return, return on equity, return on capital, earnings per share, market share, stock price, revenues, costs, net income, cash flow, retained earnings and economic value added performance of the Company, a Subsidiary or a division of the Company. Such performance goals also may be based upon the attainment of specified levels of performance of the Company or one or more Subsidiaries under one or more of the measures described above relative to the performance of other corporations. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. With respect to Covered Employees, all performance goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     9.3. Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to
Section 9.2 have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The maximum amount payable in cash to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award shall be $30,000, and the maximum number of Shares that may be issued to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award is twelve thousand (12,000) (subject to adjustment as provided in Section 4.3).

     9.4. Committee Discretion to Adjust Awards. Subject to Section 3.2 regarding Awards to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

     9.5. Form and Timing of Payment. The payment described in Section 9.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. Any stock issued in payment of a Performance Unit or Performance Share shall be subject to the restrictions on transfer in Section
3.8 herein.

     9.6. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant's employment is terminated because of death, disability, or retirement (each of disability and retirement as defined under the established rules of the Company or any of its Subsidiaries, as the case may
be), the holder of a Performance Unit or Performance Share shall receive a prorated payment based on the Participant's number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

     9.7. Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company or any of its Subsidiaries for any reason other than death, disability, or retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company or any of its Subsidiaries other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis.

     9.8. Nontransferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.

                      ARTICLE 10. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                        ARTICLE 11. RIGHTS OF EMPLOYEES

     11.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries.

     11.2. Participation. No employee, Director or Non-employee Subsidiary Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

     11.3. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

     11.4. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

                         ARTICLE 12. CHANGE IN CONTROL

     12.1. Stock Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Stock based awards granted under this Plan shall immediately vest 100% in each Participant (subject to Section 3.8 herein), including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock.

     12.2. Performance Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all performance based awards granted under this Plan shall be immediately paid out in cash, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

              ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

     13.1. Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan, subject to the approval of the shareholders of the Company if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto.

     13.2. Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 hereof shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                            ARTICLE 14. WITHHOLDING

     14.1. Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

     14.2. Stock Delivery or Withholding. With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by tendering to the Company shares of previously acquired Stock or by having the Company withhold Shares of Stock, in each such case in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the tax withholding obligations described in Section 14.1. The value of the Shares to be tendered or withheld is to be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined. All Stock withholding elections shall be irrevocable and made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

     Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

                             ARTICLE 15. SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                        ARTICLE 16. REQUIREMENTS OF LAW

     16.1. Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

       BALDWIN PIANO & ORGAN COMPANY

       422 WARDS CORNER ROAD  -  LOVELAND, OHIO 45140-8390

                                                      THIS PROXY IS SOLICITED ON

                                                BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints Perry H. Schwartz, Ronald W. Kruse and Thomas W. Kahle, or any of them, each with power of substitution, as
    P
       Proxies of the undersigned to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company (the "Company") to be held on Monday, May 18, 1998, at 11:00 a.m., Cincinnati time, at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room, and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock (par value $.01 per share) which the undersigned would be entitled to vote if personally present on the
    R
       following matters:

           1.   ELECTION OF DIRECTORS
               Vote for Six (6) Nominees to Serve as Directors of the Company for the one-year term ending at the 1999 Annual Meeting of Shareholders.
    O

                                                                  WITHHOLD AUTHORITY
                                    NOMINEE                  FOR        TO VOTE
                                    -------                  ---  ------------------
                    George E. Castrucci                      [ ]          [ ]
                    William B. Connell                       [ ]          [ ]


    X

                    John H. Gutfreund                        [ ]          [ ]
                    Joseph H. Head, Jr.                      [ ]          [ ]
                    Karen L. Hendricks                       [ ]          [ ]
                    Roger L. Howe                            [ ]          [ ]

    Y

           2.   APPROVAL OF 1998 OMNIBUS STOCK PLAN
               For [ ] Against [ ] Abstain [ ] the approval of the 1998 Omnibus Stock Plan, including the issuance of up to 200,000 shares of Common Stock thereunder.

                    (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

           3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including any motion to adjourn.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY MOTION TO ADJOURN.

                                                 Dated...................., 1998
                                                 [Shareholder's Name and Address
                                                       as on Record Books]

                                                 -------------------------------

                                                 -------------------------------
                                                 (Please sign exactly as your
                                                 name or names appear hereon.
                                                 When shares are held by joint
                                                 tenants, both should sign. If
                                                 signing as an attorney,
                                                 executor, administrator,
                                                 trustee or guardian, give your
                                                 full title as such. If signing
                                                 on behalf of a corporation, the
                                                 full name of the corporation
                                                 should be set forth accompanied
                                                 by the signature on its behalf
                                                 of a duly authorized officer.)

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
                                   ENVELOPE PROVIDED